Exhibit 99.2





         [MAGNA GROUP, INC. Logo]                          NEWS RELEASE


         ==============================================================


                           NEWS FOR IMMEDIATE RELEASE

         Contact:  Gary D. Hemmer                Traded:  NASDAQ/NMS
                   314/963-3016                  Symbol:  MAGI


               MAGNA GROUP AND HOMELAND ANNOUNCE MERGER AGREEMENT
                   RESULTING $6.6 BILLION BANK GROUP WILL HAVE
                  139 LOCATIONS IN MISSOURI, ILLINOIS, AND IOWA


              ST. LOUIS, SEPTEMBER 3, 1996 - Magna Group, Inc. and

         Homeland Bankshares Corporation (NASDAQ stock market, symbol -

         HLND), Waterloo, Iowa, today announced the signing of a defini-

         tive agreement for the acquisition of Homeland by Magna.

         Homeland ranks as the second largest bank holding company head-

         quartered in Iowa, with total assets of $1.20 billion as of

         June 30, 1996.  Homeland owns and operates four commercial banks and one savings bank and provides financial services through a network of 33 locations in the state of Iowa.

              Under the terms of the agreement, each share of Homeland

         common stock may be exchanged for 1.55 shares of Magna common stock (for up to 57 percent of the aggregate consideration) or for $37.50 in cash (for up to 43 percent of the aggregate con-

         sideration), subject to adjustment as of closing to equalize the value of the cash and stock consideration.  Homeland stock-

         holders may elect to receive all Magna common stock, all cash,

         or a mixture of stock and cash, subject to certain limitations.

         The transaction has a current aggregate market value of

         approximately $216 million.





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              After completion of the acquisition, Erl A. Schmiesing,

         Chairman, President, and CEO of Homeland Bankshares

         Corporation, and Douglas K. Shull, Treasurer and CFO of Casey's

         General Stores, Inc., will become directors of Magna Group,

         Inc.  The acquisition is scheduled to be completed in the first quarter of 1997.  It is subject to (among other things) regula-

         tory approval and the vote of the Homeland stockholders.

              According to G. Thomas Andes, Chairman and Chief Executive

         Officer of Magna, the acquisition will be accretive to earning within 12 months.  "Based on our analysis, costs savings of approximately $7 million can be achieved through centralization of systems and procedures and the consolidation of the various bank charters," stated Andes.

              "This acquisition opens a whole new market and offers

         growth and revenue enhancement opportunities for Magna," said

         Andes.  "We are excited about this new partnership and look forward to building on the rich, community tradition that

         Homeland has established in Iowa.  We are also delighted to have Erl and Doug join our Board.  Both individuals have strong backgrounds and can help us build our retail franchise."

              "We are very pleased to associate with Magna, a quality

         organization that is dedicated to community banking and its employees," said Schmiesing.  "They are committed to delivering superior services; and we are confident that, with Magna's added resources and technology, we can be even more effective





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         in providing our customers with products and services that will exceed their expectations."

              Magna Group, Inc. is a St. Louis-based community bank

         holding company with $5.35 billion in assets.  The Company has

         106 banking locations throughout Illinois and Missouri, and a trust and brokerage company.  Based on a deposit market share,

         Magna is the third largest banking institution in the St. Louis metropolitan area and ranks as the ninety-fifth largest bank holding company in the country.



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              Magna will be conducting an analyst/press conference call

         at 3:00 p.m. CDT.  To participate in the conference call,

         please call 1-800-857-9847 (password is Magna).  If you plan to participate in the conference call, please call Magna's

         Investor Relations Department at (314) 963-2546 to have a

         detailed packet of information faxed to you.